Exhibit 23.1

                               Stifel Financial Corp.
                         Consent of Independent Accountants







We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 18, 1994, on our audits of the consolidated financial statements and financial statement schedules of Stifel Financial Corp. and Subsidiaries as of December 31, 1993 and July 30, 1993 and for the five months ended December 31, 1993 and the years ended July 30, 1993, July 31, 1992, and July 26, 1991.


                                        /s/ Coopers & Lybrand

St. Louis, Missouri
April 11, 1994